CANCELLATION AGREEMENT

This Cancellation Agreement (this “Agreement”) is made and entered into as of November 8, 2019 by and between Rand Capital Corporation, a New York corporation (the “Company”), and Allen F. Grum (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company is a party to a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, Rand Capital Management, LLC, and East Asset Management, LLC (“East”), dated as of January 24, 2019, whereby East has agreed to purchase from the Company, and the Company has agreed to issue to East, the “Purchased Shares” (as defined in the Purchase Agreement) on the terms and conditions set forth in the Purchase Agreement (the “Transaction”);

WHEREAS, the Company and the Executive are parties to a Change in Control Agreement, dated March 1, 2017 (the “CIC Agreement”);

WHEREAS, subject to and effective upon the consummation of the Transaction, the Executive and the Company wish to cancel the CIC Agreement without any payment of consideration to the Executive; and

WHEREAS, the Executive is knowingly and voluntarily entering into this Agreement;

NOW, THEREFORE, in view of the foregoing premises, the parties hereto agree as follows:

1. Cancellation. Subject to and effective upon the consummation of the Transaction, the CIC Agreement will be terminated in all respects. The Company will not pay the Executive any consideration in exchange for the cancellation of the CIC Agreement. If the Transaction is not consummated for any reason, this Agreement will be considered null and void and the CIC Agreement will remain in full force and effect.

2. Legal Advice. The Executive acknowledges and represents that the Executive has had the opportunity to consult with a legal advisor in connection with this Agreement, the Executive is not relying upon the Company or any attorney to the Company for any legal advice in connection with this Agreement, and the Executive is knowingly and voluntarily entering into this Agreement.

3. Amendments. This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each party.

4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. Assignment. None of the parties hereto may assign this Agreement without the prior written consent of the other party hereto.

6. Governing Law. This Agreement shall be construed in accordance with, and governed by the laws of the State of New York, without regard to its conflicts of laws provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the date set forth above.

RAND CAPITAL CORPORATION

By:	/s/ Erland E. Kailbourne
Name:	Erland E. Kailbourne
Title:	Chairman of the Board

EXECUTIVE

/s/ Allen F. Grum
Name:	Allen F. Grum

[Signature Page to Grum Cancellation Agreement]